Exhibit 8.2

ICZOOM Group Inc.

Room 102, Technology Bldg., International e-Commerce Industrial Park

105 Meihua Road

Futian, Shenzhen China, 518000

September 13, 2021

Ladies and Gentlemen:

We have acted as U.S. counsel to ICZOOM Group Inc. (the “Company”), in connection with the Registration Statement on Form F-1 (File No. 333-259012) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 4,400,000 Class A ordinary shares, par value $0.08 per share (the “Class A Ordinary Shares”), up to 660,000 Class A Ordinary Shares, issuable upon exercise of an over-allotment option granted to the underwriters by the Company, and up to 303,600 Class A Ordinary Shares, underlying warrants issuable to the underwriters upon exercise of such warrants.

We have examined the Registration Statement and such other documents, certificates and records, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below.

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon factual statements and factual representations of officers of the Company.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the statements made in the Registration Statement, under the caption “MATERIAL U.S. INCOME TAX CONSIDERATION – United States Federal Income Taxation,” constitute, in all material respects, an accurate summary of the United States federal income tax consequences of the ownership and disposition of the Class A Ordinary Shares that are anticipated to be material to U.S. holders who hold the Class A Ordinary Shares pursuant to the Registration Statement, subject to the qualifications set forth in such statements, and, to the extent that such statements set forth any specific legal conclusion under United States federal income tax law, except as otherwise provided therein, they represent our opinion. Notwithstanding the foregoing, we do not express any opinion herein with respect to the Company’s status as a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, for the reasons stated in the discussion on PFICs set forth in the Registration Statement under the heading “MATERIAL U.S. INCOME TAX CONSIDERATION.”

This opinion is given under Item 601 of Regulation S-K, as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of this opinion, all of which are subject to change. Further, there can be no assurance that the Internal Revenue Service or a court will not take a contrary position.

Our opinion expressed above is limited to the tax laws of the United States. We assume no obligation to revise or supplement this opinion letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised, if needed to remain accurate in all material respects as of the effective date of the Registration Statement.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name under the captions “MATERIAL U.S. INCOME TAX CONSIDERATION” and “LEGAL MATTERS” in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Hunter Taubman Fischer & Li LLC
Hunter Taubman Fischer & Li LLC

www.htflawyers.com | info@htflawyers.com

800 Third Avenue, Suite 2800 - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380